Exhibit 5.2

draft
Davis Polk & Wardwell llp 5 Aldermanbury Square London, EC2V 7HR davispolk.com

December 7, 2021

Lloyds Banking Group plc
25 Gresham Street
London EC2V 7HN
United Kingdom

Ladies and Gentlemen:

We have acted as special United States counsel for Lloyds Banking Group plc, a public limited company organized under the laws of Scotland (the “Company”) in connection with a Registration Statement on Form F-4, as amended (the “Registration Statement”), filed with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Securities Act”) and a related Prospectus dated November 10, 2021 (the “Prospectus”), in connection with the offer by the Company to exchange Fixed Rate Reset Subordinated Debt Securities due 2046 with a call date in 2041 (the “Securities”), to be issued by the Company plus (if applicable) the relevant cash consideration amount, plus accrued and unpaid dividends or interest (as the case may be) in cash, plus (if applicable) cash amounts in lieu of any fractional Securities (the “Exchange Offer”), for: (i) American Depositary Shares (“ADSs”) representing the Company’s 6.413% Non-Cumulative Fixed to Floating Rate Preference Shares, (ii) ADSs representing the Company’s 6.657% Non-Cumulative Fixed to Floating Rate Preference Shares, (iii) 6.00% Subordinated Notes due 2033 issued by HBOS plc, (iv) the Company’s 4.582% Subordinated Debt Securities due 2025 and (v) the Company’s 4.500% Fixed Rate Subordinated Debt Securities due 2024 (together, the “Existing Securities”).

The Securities are to be issued pursuant to the provisions of the subordinated debt securities indenture dated as of November 4, 2014 (the “Base Indenture”) between the Company and The Bank of New York Mellon, acting through its London Branch, as trustee (the “Trustee”), as supplemented by the ninth supplemental indenture dated as of the date hereof among the Company, the Trustee and The Bank of New York Mellon SA/NV, Dublin Branch, as subordinated debt security registrar (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

We, as your Special United States counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate and (vii) the Ninth Supplemental Indenture will be executed in substantially the same form as filed with the United States Securities and Commission as an exhibit to the Registration Statement.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

(1)	Assuming that the Base Indenture has been, and the Ninth Supplemental Indenture will be, duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Base Indenture has been, and the Ninth Supplemental Indenture will be, duly executed and delivered by the Company, and assuming the Base Indenture has been, and the Ninth Supplemental Indenture will be, duly authorized, executed and delivered by each of the Company and the Trustee and that each of the Trustee and the Company has full power, authority and legal right to enter into and perform its obligations thereunder, the Base Indenture and the Ninth Supplemental Indenture constitute or will constitute, as the case may be, a valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest; and

(2)	Assuming that the Securities have been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Securities when authenticated in accordance with the terms of the Indenture and issued and delivered in exchange for the Existing Securities pursuant to the Exchange Offer will be valid and binding obligations of the Company entitled to the benefits under the Indenture, enforceable against the Company in accordance with their terms provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

Lloyds Banking Group plc

Our opinions in paragraphs (1) and (2) are subject to (i) the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability and (ii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

We express no opinion with respect to the provisions in the Securities relating to the acknowledgement of and consent to the exercise of any U.K. bail-in power (as defined therein) or Section 3.20 of the Ninth Supplemental Indenture.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Securities, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been suspended; (ii) the Company is, and shall remain, validly existing as a corporation under the laws of Scotland; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of the Securities. We have also assumed that (i) the execution, delivery and performance of the Securities (a) is within the Company’s corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Company, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate. Insofar as the foregoing opinion involves matters governed by Scots law, we have relied, without independent inquiry or investigation, on the opinion of CMS Cameron McKenna Nabarro Olswang LLP, special legal counsel in Scotland for the Company, dated as of December 7, 2021, to be filed as an exhibit to Form F-4 concurrently with this opinion.

We hereby consent to the use of our name under the caption “Validity of the New Notes” in the Prospectus forming a part of the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In addition, we consent to the incorporation by reference of this opinion and consent into a registration statement filed pursuant to Rule 462(b) under the Securities Act. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell London LLP

Davis Polk & Wardwell London LLP